UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 29, 2016

ANSYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 ANSYS Drive, Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (724) 746-3304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Other Events. Amendments to the Registrant’s Code of Ethics, or Waiver of Provision of the Code of Ethics.

On July 29, 2016, the Board of Directors (the “Board”) of ANSYS, Inc. (the “Company”) adopted a revised Code of Business Conduct and Ethics (the “Code”). The Code continues to apply to every employee, independent contractor, subcontractor, temporary employee, channel partner, agent, representative, officer and board member of the Company and all of its subsidiaries, channel partners, teams and operations throughout the world. The Code was revised to provide an easier to understand approach to ANSYS’ commitments and standards with respect to ethics and business conduct, including a new message from each of the Company’s President and Chief Executive Officer and Vice President, General Counsel and Secretary regarding the Company’s ethics and compliance program and standards.

Other changes include (i) enhancing the Company’s core six (6) principles for business conduct, (ii) providing practical guidance for situations where employees may need help with an ethical dilemma, (iii) add a new section on compliance resources and generally improving the visibility of references to Company resources throughout the Code, and (iv) adding a new section regarding the responsibility of ANSYS personnel to speak up and seek advice regarding compliance and ethics.

The foregoing summary of the revised Code is subject to, and qualified in its entirety by, reference to the full text of the Code, as revised, a copy of which is available at www.ansys.com under “Investor Relations” and then under “Corporate Governance” and is also attached hereto as Exhibit 14.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
14.1	ANSYS, Inc. – Code of Business Conduct and Ethics, effective July 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, INC.

Date: August 4, 2016	By:	/s/ Sheila S. DiNardo
Sheila S. DiNardo – Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
14.1	ANSYS, Inc. – Code of Business Conduct and Ethics, effective July 29, 2016